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                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

November 30, 2000



Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Hyperion Solutions Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on or about November 30, 2000 for the purposes of registering under the Securities Exchange Act of 1933, as amended, 2,400,000 shares of its Common Stock, $0.001 par value. 1,600,000 shares are issuable under the Hyperion Solutions Corporation 1995 Stock Option/Stock Issuance Plan (the "Option Plan") and 700,000 shares are issuable under the Hyperion Solutions Corporation Employee Stock Purchase Plan (the "Purchase Plan") (collectively, the "Shares"). 100,000 shares (the "Restricted Shares") were issued under the Hyperion Solutions Corporation Restricted Stock Award Agreement dated as of October 11, 1999 between the Company and Jeffrey R. Rodek (the "Agreement").

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) The Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of November 26, 2000, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

        (b) The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of November 26, 2000;

        (d) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of November 26, 2000;

        (e) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares and the Restricted Shares, and the Registration Statement, and
               (ii) certifying as to certain factual matters;

        (f)    The Registration Statement;

        (g)    The Option Plan;

        (h)    The Purchase Plan;

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        (i)    The Agreement; and

        (j) A letter from Boston Equiserve L.P., the Company's transfer agent, dated November 28, 2000, as to the number of shares of the Company's common stock that were outstanding on November 27, 2000.

        This opinion is limited to the federal law of the United States of America and Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares and Restricted Shares are offered and issued;
(ii) the full consideration stated in the Option Plan and the Purchase Plan is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration; (iii) the full consideration stated in the Agreement was paid for each Restricted Share and that such consideration in respect of each Restricted Share included payment of cash; (iv) the Restricted Shares were issued in accordance with the terms of the Agreement and the resolutions authorizing their issuance; (v) appropriate certificates evidencing the Shares are executed and delivered by the Company;
(vi) appropriate stock certificates evidencing the Restricted Shares were executed and delivered, and (vii) all applicable securities laws are complied with, it is our opinion that:

        1. The Shares, when issued and sold by the Company, after payment therefore in the manner provided in the Option Plan and the Purchase Plan, will be legally issued, fully paid and nonassessable; and

        2. The Restricted Shares were duly authorized and validly issued, and are fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Heller Erhman White & McAuliffe LLP


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